UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified in its Charter)
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CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2020

This Supplement (this “Supplement”) supplements the definitive proxy statement filed on Schedule 14A by Clean Energy Fuels Corp. (the “Company”) on April 3, 2020 (the “Proxy Statement”) in connection with its annual meeting of stockholders to be held on May 15, 2020 (the “Annual Meeting”). The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2020. At this website, you will be able to listen to the Annual Meeting live, submit questions for our management, directors and representatives of our independent registered public accounting firm in attendance, and submit your vote while the Annual Meeting is being held.

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve an amendment to the Company’s 2016 Performance Incentive Plan (“2016 Plan”) to increase the aggregate number of shares available for issuance under the 2016 Plan (which is identified in the Proxy Statement as Proposal 4). The purpose of this Supplement is to provide updated information about the terms of the 2016 Plan, and this Supplement should be considered together with the Proxy Statement in casting your vote by proxy or at the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. To the extent the information herein differs from or updates information contained in the Proxy Statement, the information herein is more current. This Supplement has been made available electronically together with the Proxy Statement and our Annual Report at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials previously sent to our stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings (including this Supplement) through the website maintained by the SEC at http://www.sec.gov.

Revisions to the 2016 Plan

Proposal 4 included in the Proxy Statement requests that the stockholders of the Company approve an amendment to the 2016 Plan to increase the number of shares available for issuance by 18,800,000 shares of the Company’s common stock.

After the release of the Proxy Statement, the Company amended and restated the 2016 Plan (the “Plan Amendment”) to reduce the share request from 18,800,000 shares to 17,500,000 shares. As a result of the Plan Amendment, this Supplement supplements and updates the disclosures in the Proxy Statement as set forth below:

(1) In the Proxy Statement generally (including in Proposal 4 and the 2016 Plan set forth in Annex A of the Proxy Statement), the number “18,800,000” (as it relates to “shares,” “number of shares,” “additional shares” and “increase the aggregate number of shares” and the 2016 Plan) is hereby replaced wherever it appears with the number “17,500,000” and the number “24,850,000” (as it relates to “share limit,” “new limit,” “new aggregate share limit,” “incentive stock options” and “maximum number of common shares” and the 2016 Plan) is hereby replaced wherever it appears by the number “23,550,000.”

(2) In Proposal 4, the first bullet point (Increase in Aggregate Share Limit) under the subheading “General” shall be replaced in its entirety with the following:

•

Increase in Aggregate Share Limit.  The 2016 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2016 Plan to 6,050,000 shares, plus any shares of common stock subject to outstanding awards under the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) and the Clean Energy Fuels Corp. Amended and Restated 2002 Stock Option Plan (the “2002 Plan”) that expire, are cancelled, or otherwise terminate after the date of the Company’s 2016 annual meeting in which the 2016 Plan was originally approved by our stockholders. The proposed amendment would increase this limit by an additional 17,500,000 shares so that the new aggregate share limit for the 2016 Plan would be 23,550,000 shares, plus any shares of common stock subject to outstanding awards under the 2006 Plan and the 2002 Plan that expire, are cancelled, or otherwise terminate after the date of the Company’s 2016 annual meeting. If this proposal is approved, in no event will the new share limit exceed 38,094,159. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2016 Plan by 17,500,000 shares for a new limit of 23,550,000 incentive stock options. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2016 Plan share limit described above.

(3)  In Proposal 4,  reference to “$30,456,000” in the third paragraph under the subheading “General”  (relating to the market value of the additional shares stockholders are being asked to approve under Proposal 4) shall be replaced with “$28,350,000” (and such amount continues to be based solely on the closing price of the Company’s common shares as reported by The Nasdaq Stock Market on March 25, 2020).

(4)  In Annex A, Section 4.2 of the 2016 Plan on pages A-3 and A-4 of the Proxy Statement, references to “24,850,000 shares” (relating to the new limit) shall be replaced with “23,550,000 shares” and “39,394,159 shares” (relating to the maximum Share Limit) shall be replaced with “38,094,159”.

Other than the changes described in this Supplement, the terms of the 2016 Plan remain the same as those described in the Proxy Statement. At the Annual Meeting, the Company will ask stockholders voting on Proposal 4 to approve the amendment of the 2016 Plan set forth in Proposal 4, as amended by the Plan Amendment described in this Supplement

Proxy Voting

Your vote in important.  If you have not already voted, we encourage you to do so in one of the following ways:

•

Stockholders of Record.  If you are a stockholder of record, you may vote your shares over the Internet by visiting www.proxyvote.com and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received. If you received paper copies of the proxy materials by mail, you can also vote by telephone or by mail by following the instructions on the proxy card you received.    A stockholder of record may also vote your shares in person at the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2020 and by following the instructions at www.virtualshareholdermeeting.com/CLNE2020.

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Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you have the right to instruct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares.  The availability of Internet, telephone or other methods to instruct you how to vote your shares will depend on the voting processes of the broker, bank or other nominee that holds your shares.  A beneficial owner may also vote your shares in person at the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2020 and by following the instructions at www.virtualshareholdermeeting.com/CLNE2020.

If you have already voted, you do not need to take any action unless you wish to change your vote. If you have previously voted “FOR” Proposal 4, your vote will be counted “FOR” the approval of the amendment to the 2016 Plan consistent with Proposal 4 set forth in the Proxy Statement, as amended by the Plan Amendment described in this Supplement, unless you change or revoke your vote. Important information regarding how to change or revoke proxies already submitted is available in the Proxy Statement or, if you are a beneficial owner of shares held in street name, in the instructions provided by your broker, bank or other nominee.

Board Recommendation

Our Board of Directors continues to recommend a vote “FOR” the approval of the amendment to the 2016 Plan as described above and in Proposal 4 of the Proxy Statement. We urge you to review the information contained in this Supplement in addition to the Proxy Statement.